EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Contacts:	Michael M. Moran Chief of Capital Markets 877-884-5662 Stephanie Swan Director of Shareholder Services 517-487-6555

Capitol Bancorp Announces Comprehensive Capital Strategy

LANSING, Mich., and PHOENIX, Ariz: December 23, 2010: Capitol Bancorp Limited (NYSE: CBC) (“Capitol Bancorp” or the “Corporation”) announced today a comprehensive capital strategy focused on the enhancement of the Corporation’s common equity and regulatory capital levels.  The capital initiatives include the following:

•	An offer to exchange all outstanding trust-preferred securities;
•	Amendment to the Articles of Incorporation to authorize additional shares of common stock;
•	A shareholder rights offering;
•	Development entity exchange offers; and
•	A potential reverse stock split.

Capitol Bancorp filed a preliminary proxy statement yesterday with the Securities and Exchange Commission (“SEC”) outlining the planned actions that will be voted upon by the holders of Capitol Bancorp’s common stock at a special meeting scheduled to be held on January 31, 2011.

Multi-Faceted Capital Strategy
Capitol Bancorp is seeking the completion of the capital initiatives described in this announcement, which are designed to augment its existing strategic initiatives focused primarily on affiliate divestitures, operational cost savings, balance sheet deleveraging and system-wide liquidity.  Our multi-faceted capital strategy includes the following components:

TruPS Exchange Offer – Capitol Bancorp is offering to exchange its outstanding trust-preferred securities (with an aggregate liquidation value of approximately $170.8 million) for shares of Capitol Bancorp’s common stock.  If successful, the completion of the TruPS exchange offer would have a material favorable impact on Capitol Bancorp’s capital position.  The TruPS exchange offer is being made to strengthen Capitol Bancorp’s equity base by increasing its Tier 1 tangible common equity component, while also reducing or potentially eliminating the approximate $16 million annual interest expense associated with these securities.  When the TruPS were originally issued, and until recently, substantially all of those securities comprised a crucial element of Capitol Bancorp’s compliance with regulatory capital requirements because they were a material component of regulatory capital.  Because of Capitol Bancorp’s weakened financial condition and recent changes affecting its ability (as well as that of other bank holding companies in the United States) to include any portion of its TruPS in regulatory capital computations, a small portion of its TruPS are included in the Corporation’s current regulatory capital measurements and will cease to be includable in the future.

Currently, interest payments on all of Capitol Bancorp’s TruPS are in a deferral period, which commenced in mid-2009 as a component of the Corporation’s efforts to conserve cash resources.  In addition, Capitol Bancorp is prohibited from making any interest payments on the TruPS without prior regulatory approval.  By increasing its common equity foundation through the TruPS exchange offer and other contemplated components of its capital strategy, which are described herein, Capitol Bancorp expects flexibility to prospectively pursue market opportunities and implement longer-term operating strategies that can be pursued at the appropriate time, subject to approval of the TruPS exchange offer and the other matters discussed in this announcement.

The following TruPS, which constitute all of Capitol Bancorp’s outstanding TruPS as of September 30, 2010, are subject to the TruPS exchange offer:

Approximate Liquidation Amount
Capitol Trust I (NYSE: CBC-PRA):                                                                                     $25.3 million
Capitol Trust II (non-publicly held):                                                                                  $10 million
Capitol Trust III (non-publicly held):                                                                                 $15 million
Capitol Trust 4 (non-publicly held):                                                                                   $3 million
Capitol Trust VI (non-publicly held):                                                                                 $10 million
Capitol Trust VII (non-publicly held):                                                                               $10 million
Capitol Trust VIII (non-publicly held):                                                                              $20 million
Capitol Trust IX (non-publicly held):                                                                                $10 million
Capitol Bancorp Trust X (non-publicly held):                                                                  $33 million
Capitol Trust XI (non-publicly held):                                                                                $20 million
Capitol Trust XII (NYSE: CBC-PB):                                                                                    $14.5 million

Amend Articles of Incorporation – On December 22, 2010, Capitol Bancorp filed a preliminary proxy statement with the SEC in connection with a special meeting of holders of Capitol Bancorp’s common stock scheduled to be held on January 31, 2011.  At the special meeting, the Corporation will ask holders of its common stock to amend its Articles of Incorporation in order to increase its number of authorized shares of common stock from 50,000,000 to 1,500,000,000 shares.  Expanding the Corporation’s authorized share count will also provide Capitol Bancorp with flexibility to pursue other possible capital initiatives, as discussed herein.

Shareholder Rights Offering – Capitol Bancorp intends to commence, as soon as reasonably practicable, a rights offering of up to $25 million to existing holders of its common stock.  The timing and related pricing of the rights offering is to be determined at a later date and, while the Corporation can provide no assurance that a rights offering will be completed or that any holders of its common stock will exercise any such rights in connection with the rights offering, Capitol Bancorp believes a rights offering is a potential source to aid in the Corporation’s current capital-raising goals.

Development Entity Exchanges – Capitol Bancorp has several second-tier holding companies which have historically been a source of capital for some of its bank-development activities.  Such capital is a component of total capital, classified on its consolidated balance sheet as “noncontrolling interests in consolidated subsidiaries”.  It is anticipated that Capitol Bancorp, as discussed previously herein, will commence an offer to issue shares of previously-unissued common stock in exchange for the applicable development entity interests, converting this capital component to the more traditional form of common equity while also providing a source of liquidity for those investors.  At the special meeting, the Corporation will ask holders of its common stock to approve the issuance of additional shares of its common stock in connection with the development entity exchange offers to comply with New York Stock Exchange (“NYSE”) Rule 312.03(c).  It is believed that this may serve to further simplify Capitol Bancorp’s ownership structure and could provide additional flexibility in pursuing other alternative external capital sources in the future.

Potential Reverse Stock Split – In tandem with seeking shareholder approval to amend the Corporation’s Articles of Incorporation to expand the number of authorized shares, as previously discussed, Capitol Bancorp will also seek approval to effect, if and when appropriate, a reverse stock split.  The reverse stock split may fall within a range of 1-for-5 to 1-for-75, with the actual exchange ratio and timing of such reverse stock split to be determined at the sole discretion of Capitol Bancorp’s board of directors.  The Corporation’s board of directors is submitting this proposal to holders of its common stock for approval with the primary intent of increasing the market price per share of Capitol Bancorp’s common stock to make such common stock more attractive to a broader range of institutional and other investors and to help prevent the delisting of its common stock from the NYSE. Accordingly, Capitol Bancorp’s board of directors believes that effecting the reverse stock split is in the best interests of Capitol Bancorp and holders of its common stock. The reverse stock split, if approved and implemented by Capitol Bancorp’s board of directors, will enhance liquidity and may also allow Capitol Bancorp to reduce certain future transaction costs (e.g., proxy solicitation fees).

Economic conditions throughout the United States, and in the regions in which Capitol Bancorp and its banking operations are located, have deteriorated to an extent not experienced since the “Great Depression” of the 1930’s.  Capitol Bancorp’s operations are focused on community banking and helping small, local businesses meet their financial needs.  In this adverse economic environment, small businesses and their owners have suffered significant financial hardships, while the underlying values of the real estate collateral supporting many of the loans to these businesses have experienced significant deterioration.  This has resulted in massive loan losses and dramatic growth in levels of nonperforming assets not seen previously in the banking industry in general and, in particular, at Capitol Bancorp.

Capitol Bancorp has incurred significant losses from operations in periods since 2007, while also experiencing significant increases in nonperforming loans, foreclosed real estate, loan losses and other materially adverse circumstances.  This has led to a material erosion of Capitol Bancorp’s common equity and related regulatory capital levels, resulting in Capitol Bancorp becoming currently classified as less than adequately-capitalized from a regulatory perspective.  In 2009, Capitol Bancorp entered into a written agreement with the Federal Reserve Bank of Chicago, its primary federal regulator, which requires the Corporation to, among other items, improve its operating results and its overall condition.  Capitol Bancorp’s less than adequately-capitalized classification exposes it to increased regulatory scrutiny and enforcement action or other materially adverse consequences.

Because of Capitol Bancorp’s financial condition and recent changes affecting its ability (as well as that of other bank holding companies in the United States) to include some portion of trust-preferred securities in regulatory capital computations, a small portion of its trust-preferred securities are included in Capitol Bancorp’s current regulatory capital measurements and will cease to be includable in the future.  When such trust-preferred securities were originally issued, and until recently, substantially all of those securities were a crucial element of Capitol Bancorp’s compliance with regulatory capital requirements because they were a very material component of regulatory capital.

The following table summarizes the amounts (in $1,000s) and related ratios of Capitol Bancorp’s consolidated regulatory capital position as of September 30, 2010, and the amounts of “deficiency” that exists between the Corporation’s current classification and levels required in order to be considered as “adequately-capitalized”:

Tier 1 capital to average adjusted total assets:
Minimum required amount	≥		$178,290
Actual amount			$30,076
Ratio			0.67%
Deficiency			$(148,214)

Tier 1 capital to risk-weighted assets:
Minimum required amount(1)	≥		$127,417
Actual amount			$30,076
Ratio			0.94%
Deficiency		$	(97,341)

Combined Tier 1 and Tier 2 capital to risk- weighted assets:
Minimum required amount(2)	≥		$254,834
Actual amount			$60,152
Ratio			1.89%
Deficiency			$(194,682)

(1)	The minimum required ratio of Tier 1 capital to risk-weighted assets to be considered adequately-capitalized is 4%.
(2)	The minimum required ratio of Tier 1 and Tier 2 capital to risk-weighted assets to be considered adequately-capitalized is 8%.

The preceding summary indicates that Capitol Bancorp, on a consolidated basis, was classified as less than adequately-capitalized at September 30, 2010 for regulatory purposes.  As of September 30, 2010, the level of capital deficiency across the three aforementioned measurements in the above table range from a low of approximately $97 million to a high of nearly $195 million.  In addition, several of its bank subsidiaries had capital levels resulting in regulatory classification as undercapitalized or significantly-undercapitalized at that date.  Banks and bank holding companies which are less than adequately-capitalized are subject to increased regulatory oversight, requirements, limitations and other adverse action, and clearly pose a threat to the Corporation as a going concern.

Impact of Capital Strategy
Assuming a “low participation exchange scenario” (25 percent participation rate) and a “high participation exchange scenario” (75 percent participation rate), Capitol Bancorp’s “as reported” and “pro forma” regulatory capital ratios as of September 30, 2010 would measure as follows:

	Tier 1 Leverage Ratio	Tier 1 Capital as a Percentage of Risk-Weighted Assets	Tier 1 and 2 Capital as a Percentage of Risk-Weighted Assets

As reported	0.67%	0.94%	1.89%

Pro Forma:
Low Participation Exchange Scenarios:
Publicly-held trust-preferred securities	1.03%	1.44%	2.89%
Non-publicly held trust-preferred securities	1.73%	2.43%	4.85%
Trust-preferred securities on combined basis	2.09%	2.92%	5.85%
CDBLs exchange offer	0.67%	0.94%	1.89%
Rights offering	0.86%	1.20%	2.41%
Total effect of all proposals for the issuance
of Capitol's common stock	2.27%	3.18%	6.36%

High Participation Exchange Scenarios:
Publicly-held trust-preferred securities	1.74%	2.44%	4.88%
Non-publicly held trust-preferred securities	3.85%	5.39%	7.02%
Trust-preferred securities on combined basis	4.26%	5.95%	7.25%
CDBLs exchange offer	0.67%	0.94%	1.89%
Rights offering	1.23%	1.72%	3.44%
Total effect of all proposals for the issuance
of Capitol's common stock	4.66%	6.50%	7.80%

Capitol Bancorp’s Chairman and CEO, Joseph D. Reid commented, “While the impact of the ‘Great Recession’ has been felt nationally, certain markets and communities have been hit especially hard during these difficult economic times.  Our affiliates in Michigan, Arizona and Nevada are clear examples of markets that continue to experience significant challenges and, as a consequence, our once strong operations in many of those communities have shifted to a defensive mode in order to face the weaknesses and uncertainties that continue to threaten financial institutions across the country.  Consequently, the opportunity to dovetail our existing strategic initiatives with a multi-faceted and comprehensive capital procurement strategy serves two critical purposes:  first, it furthers Capitol Bancorp’s ongoing efforts to deleverage its consolidated balance sheet, reduce non-earning assets and strategically redeploy equity capital to other parts of our banking system; second, it potentially provides the roadmap toward initial stages of restoring our capital stature to higher levels over time.  The current challenges remain significant and the existing burdens represented by elevated levels of nonperforming assets continue to consume capital and managerial resources, but we hope that these efforts support the Corporation as it continues to weather the storm and return the Corporation to fundamental performance over time.”

Affiliate Bank Divestitures and Regional Bank Consolidations
Capitol Bancorp previously announced plans to sell controlling interests in several affiliated banks.  Less than two weeks ago, the Corporation completed the divestiture of its $93 million Southern Arizona Community Bank affiliate in Tucson, Arizona.  In October, Capitol completed the sale of its interests in three Colorado-based affiliates: Fort Collins Commerce Bank, Larimer Bank of Commerce and Loveland Bank of Commerce.  Those four transactions consisted of approximately $340 million of assets and resulted in the generation of about $25 million of proceeds for reinvestment in bank affiliates.  Capitol Bancorp also announced agreements to sell its interests in 1st Commerce Bank in Nevada, Community Bank of Rowan in North Carolina and Evansville Commerce Bank in Indiana.  Those transactions, in addition to two other pending transactions involving affiliates in Arizona and Texas, reflect five divestitures awaiting regulatory approvals (and other contingencies) and represent an additional $500 million of assets and the opportunity to reallocate nearly $33 million of capital to other banks within the Capitol Bancorp network.  The five pending divestitures are anticipated to be completed in early 2011.

Several regional charter consolidations occurred in 2010 thus far and in the fourth quarter of 2009 in Arizona, California, Georgia, Indiana, Michigan, Nevada and Washington, resulting in the elimination of 20 charters.  To date, the regional consolidation effort has resulted in the consolidation of 27 charters into seven geographically-concentrated banks.  Preliminary results at the merged institutions are actively monitored with the expectation of meeting targeted efficiency objectives, although implementation costs and restructuring expenses associated with these mergers may delay full recognition of projected cost savings and efficiencies.

Mr. Reid stated, “Our affiliate divestiture activities resulted in the sale of eleven institutions to date in 2010, eliminating nearly $850 million of assets (additionally, two institutions encompassing approximately $150 million of total assets were divested in the fourth quarter of 2009).  There are five additional transactions pending encompassing an additional $500 million of assets as we aggressively seek to reallocate capital and further deleverage the balance sheet.  Beyond the approximate $1.5 billion of assets these efforts represent, there are ongoing discussions with our advisors on additional fronts in both the divestiture and capital-reallocation arenas as we recognize and address the deterioration that has occurred in capital.”

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $4.2 billion national community banking company, with a network of bank operations in 14 states.  Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan and Phoenix, Arizona.

Additional Information
Certain investments discussed in this communication involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under that Act.  Such securities may not be offered or sold absent registration or an applicable exemption from registration.  This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The information set forth in this communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote, consent or approval. On December 22, Capitol Bancorp filed three separate preliminary proxy statements with the SEC on

Schedule 14A in connection with (1) the matters to be voted upon at Capitol Bancorp’s special shareholder meeting (the “Special Meeting Preliminary Proxy Statement”) (2) the solicitation of consents in connection with the trust preferred securities issued by Capitol Trust I (the “Capitol Trust I Preliminary Proxy Statement”) and (3) the solicitation of consents in connection with the trust preferred securities issued by Capitol Trust XII (the “Capitol Trust XII Preliminary Proxy Statement” together the Special Meeting Preliminary Proxy Statement and the Capitol Trust I Preliminary Proxy Statement, the “Preliminary Proxy Statements”). Capitol Bancorp expects to file definitive proxy statements on Schedule 14A with the SEC in connection with the Preliminary Proxy Statements and may file other solicitation material in connection therewith (the “Definitive Proxy Statements”). Capitol Bancorp and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies. Information regarding the interests of such directors and executive officers, if any, will be described in the Preliminary Proxy Statements and Definitive Proxy Statements (when available).

Investors and security holders are urged to read the Preliminary Proxy Statements and the Definitive Proxy Statements and other relevant documents filed with the SEC when available carefully because they will contain important information. Investors and security holders will be able to obtain free copies of the Preliminary Proxy Statements and the Definitive Proxy Statements, any amendments or supplements thereto and other documents filed with the SEC by Capitol Bancorp through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Preliminary Proxy Statements, the Definitive Proxy Statements, and any amendments or supplements thereto when they become available by requesting them in writing to: Investor Relations, Capitol Bancorp Ltd., Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan 48933 or by telephone at 517-487-6555.

The exchange offers described in this communication have not yet commenced.  The description of the exchange offers is contained therein for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities.  The exchange offers will be made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act and pursuant to Section 4(2) and/or Regulation D promulgated hereunder. The exchange offers will not be made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The rights offering described in this communication has not yet commenced.  The description of the rights offering is contained therein for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities.  Capitol Bancorp has not yet filed a registration statement with the SEC for the rights offering, but intends to do so promptly. Capitol Bancorp expects to commence the rights offering as soon as practicable after the SEC declares such registration statement effective. The offering will be made only by means of a prospectus that Capitol Bancorp intends to file with the SEC as part of the registration statement. Such prospectus will be delivered to shareholders of Capitol Bancorp’s common stock as of the record date of the rights offering.

The written materials described above and other documents filed by Capitol Bancorp with the SEC will be available free of charge from the SEC’s website at www.sec.gov.  In addition, free copies of these documents may also be obtained by directing a written request to: Investor Relations, Capitol Bancorp Ltd., Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan 48933 or by telephone at 517-487-6555.

Cautionary Statement and Certain Risk Factors to Consider
Certain information contained in the attached press release may include “forward-looking statements.”  These forward-looking statements relate to the Corporation’s plans for raising capital, including transactions described in the attached press release, the conditions necessary for closing on proposed capital investments and the exchange offers for common shares, the Corporation’s future growth and market position and the execution of its business plans.  There can be no assurance that the Corporation will be able to close on the transactions with investors and obtain required capital, or that other actual results, performance or achievements of the Corporation will not differ materially from those expressed or implied by forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, our ability to complete the transactions announced today and other aspects of our recapitalization and recovery plans.  For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009, the Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, and other filings with the SEC.

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